EXHIBIT 2

TERMINATION OF JOINT FILING AGREEMENT

April 9, 2015

Each of the undersigned is a party to that certain Joint Filing Agreement, dated March 2, 2015 (the "Group Agreement"). Each of the undersigned hereby agrees that the Group Agreement is terminated effective immediately.

BOATHOUSE ROW I, L.P.

By:	/s/ Rachael Clarke
	Name:	Rachael Clarke
	Title:	Chief Compliance Officer of Philadelphia Financial Management of San Francisco, LLC

BOATHOUSE ROW II, L.P.

By:	/s/ Rachael Clarke
	Name:	Rachael Clarke
	Title:	Chief Compliance Officer of Philadelphia Financial Management of San Francisco, LLC

BOATHOUSE ROW OFFSHORE LTD.

By:	/s/ Rachael Clarke
	Name:	Rachael Clarke
	Title:	Chief Compliance Officer of Philadelphia Financial Management of San Francisco, LLC

OC 532 OFFSHORE LTD.

By:	/s/ Rachael Clarke
	Name:	Rachael Clarke
	Title:	Chief Compliance Officer of Philadelphia Financial Management of San Francisco, LLC

PHILADELPHIA FINANCIAL MANAGEMENT OF SAN FRANCISCO, LLC

By:	/s/ Rachael Clarke
	Name:	Rachael Clarke
	Title:	Chief Compliance Officer of Philadelphia Financial Management of San Francisco, LLC

/s/ Jordan Hymowitz
Jordan Hymowitz

/s/ Justin Hughes
Justin Hughes

VOCE CAPITAL MANAGEMENT LLC

By:	Voce Capital LLC, its Managing Member

By:	/s/ J. Daniel Plants
	Name:	J. Daniel Plants
	Title:	Managing Member

VOCE CAPITAL LLC

By:	/s/ J. Daniel Plants
	Name:	J. Daniel Plants
	Title:	Managing Member

/s/ J. Daniel Plants
J. Daniel Plants